UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Manning & Napier Fund, Inc. Solicitation Script

877-333-2292

Greeting (Beginning of Campaign):

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms._________, my name is _________and I am calling on behalf of Manning & Napier Fund, Inc., on a recorded line. Recently you were mailed proxy materials for the upcoming special meeting of Shareholders. Have you received this material?

Greeting (Mid Campaign/Reminder Mailing)

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms._________, my name is _________ and I am calling on behalf of Manning & Napier Fund, Inc., on a recorded line about the upcoming shareholder meeting and to ask for your vote on proposals that affect the funds that you own. Our records show we have not yet received your vote. Would you like to vote now over the phone?

Greeting: (Near End of Campaign)

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms._________, my name is_________and I am calling on behalf of Manning & Napier Fund, Inc., on a recorded line. Our records show that you have not yet voted on the important proposals affecting your fund. Would you like to vote now over the phone?

If Received:

Your Board Members are asking you to consider the proposal(s) that affect your funds.

They have reviewed and approved these proposals and they recommend that you vote in favor of the proposal(s). For your convenience, would you like to vote now over the phone?

IF YES:

The process will only take a few moments.

Again, my name is_________, a proxy voting specialist on behalf of Manning & Napier Fund, Inc.,.

Today’s date is_________ and the time is_________E.T.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If Yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. How do you wish to vote each of your accounts?

(Record all voted as shareholder requests)

For Favorable Vote:

Mr./Ms. _________ I have recorded your vote as follows, for all of your Manning & Napier Fund, Inc., accounts you are voting in favor of the proposal as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms. _________ I have recorded your vote as follows, for all of your Manning & Napier Fund, Inc., accounts you are voting against the proposal as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms. _________ I have recorded your vote as follows, for all of your Manning & Napier Fund, Inc., accounts you are abstaining on the proposal as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 877-333-2292. Thank you very much for your participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposal(s) with you? (Answer all the shareholder’s questions and ask them if they wish to vote over the phone. If they agree, return to authorized voting section)

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms.__________; however, you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting your shares now? [we cannot seem to encourage how they vote just that they do so].

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

BEGINNING OF SOLICITATION WINDOW

Hello, my name is ____________________ and I am a proxy voting specialist for Manning & Napier Fund, Inc. You should have received proxy material in the mail concerning the Special meeting of Shareholders to be held on November 12, 2007.

Your participation is very important. To vote over the telephone, call toll-free at 1-877-333-2292 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00AM - 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AFTER REMINDER MAILING

Hello, my name is ____________________ and I am a proxy voting specialist for Manning & Napier Fund, Inc. You should have received a letter concerning your unvoted shares for the Special meeting of Shareholders to be held on November 12, 2007.

Your participation is very important. To vote over the telephone, call toll-free at 1-877-333-2292 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00 AM - 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

NEAR END OF SOLICITATION WINDOW

Hello, my name is ____________________ and I am a proxy voting specialist for the Manning & Napier Fund, Inc. The Special meeting of Shareholders is to be held on November 12, 2007 and our records show that you have not yet taken the opportunity to vote your shares.

Your participation is very important. To vote over the telephone, call toll-free at 1-877-333-2292 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00AM - 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

Thank you for calling the Manning & Napier Fund, Inc. proxy service center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00 AM - 6:00 PM Eastern Time. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Manning and Napier Fund, Inc. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Manning & Napier Fund, Inc. proxy service center. The Shareholder meeting scheduled for November 12, 2007 was held successfully and all proposal(s) were passed favorably. As a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your account at Manning & Napier Fund, Inc., please contact your Financial Advisor or call Manning & Napier Fund, Inc. at 1-800-466-3863. Thank you for investing with Manning & Napier Fund, Inc.”

STANDARD INBOUND GREETING

“Thank you for calling the Broadridge Proxy Services Center for the (campaign fund name). My name is (first and last name) and this call is recorded. How may I assist you?

Manning & Napier Fund, Inc.

290 Woodcliff Drive

Fairport, NY 14450

[date]

Dear Shareholder:

We recently mailed you information concerning a Special Meeting of Shareholders of the Manning & Napier Fund, Inc. The meeting will be held on November 12, 2007, and we have not yet received your vote.

We are enclosing another proxy card(s) and ask that you take a moment now to vote your proxy. The Fund’s Board of Directors unanimously recommends that you vote in favor of all the proposals and believes that the proposal is in the best interest of the Fund’s shareholders.

There are several easy ways to vote. Please choose the method that’s most convenient for you and cast your vote today.

•

Vote by telephone. Call our dedicated voting number – 1-888-221-0697. This is a toll-free call and the voting site is open 24 hours a day, 7 days a week. For each proxy card received, enter the control number printed on the card and follow the recorded directions.

•	Vote on the Internet. Log on to the Internet voting website – www.proxyweb.com and enter your control number. Follow the on-screen instructions. Vote each proxy card received separately.

•	Vote by mail. Simply fill out the enclosed proxy card(s) and return them in the enclosed postage-paid return envelope. NOTE: Please do not return your proxy cards if you vote by telephone or Internet.

If you have any questions or would like another copy of the full proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, at 1-877-333-2292. They are available Monday through Friday from 9:30 a.m. to 9:00 p.m. and Saturday from 10:00 a.m. to 6:00 p.m. eastern time.

Please accept our thanks for your prompt attention to this matter. Your vote is very important and will help save the expense of another follow-up request.

Sincerely,

Jodi L. Hedberg
Corporate Secretary